FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2019

Business Update

▪	Net sales decreased $10.2 million, or 4.4%, to $223.2 million from prior year comparable period
▪Decrease mainly attributable to unfavorable foreign currency translation
▪On a constant currency(1) basis, net sales decreased 1.3%

▪
Operating profit of $7.1 million, or 3.2% of net sales; an improvement of $71.2 million over prior year comparable period, primarily due to a $55.7 million goodwill impairment charge recorded in second quarter 2018

▪	Adjusted operating profit(2) of $10.1 million, or 4.5% of net sales; a decrease of $3.7 million from prior year comparable period

Troy, Michigan, August 8, 2019 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported financial results for the second quarter of 2019.
"We experienced a slow start to the year, which continued in the second quarter, resulting in a modest decrease in sales, but our team remains focused on returning Horizon Global to its historical performance levels,” commented Carl Bizon, President and Chief Executive Officer of Horizon Global. “In addition to foreign currency headwinds, our results were also impacted by the continuing uncertainty surrounding tariffs and their impact on the entire global supply chain. We have been consistent in our efforts to recover the costs associated with tariffs and the timing may not be immediate. In this environment, it is important that we remain flexible and responsive to the ever-evolving conditions as we work to overcome short-term issues and set the stage for stronger performance over the long term.”
“To that end, we made several significant hires this quarter including a global Chief Financial Officer, a President for Europe-Africa and a Chief Operating Officer for the Americas. I firmly believe that we now have the right senior leadership team in place to not only improve service to our customers but to drive improved operating results as well,” Bizon said.
Bizon continued, “The Americas continued to hold its own and our Europe-Africa team made progress on its ongoing business improvement initiatives. From a macro perspective, the broader European market has been relatively stable, with some pockets of softening demand related mainly to the U.K. market and uncertainty surrounding Brexit, and in what has become a common and recurring theme, our Asia-Pacific segment continued to deliver incredibly strong margins.”

2019 Second Quarter Segment Results
Horizon Americas. Net sales for the quarter were essentially flat at $108.9 million. E-commerce and OE net sales increased $4.9 million and $3.9 million, respectively, while net sales in the retail, aftermarket and industrial channels slowed, and were $7.6 million lower than the prior year comparable period on a combined basis. Management believes the slow start to the prime selling season was caused by unusually wet and cold weather in parts of the country, which was a contributing factor to results in the quarter. As a result, adjusted operating profit(2) decreased to $9.8 million, or 9.0% of net sales, as compared to $10.6 million, or 9.8% of net sales, during the prior year comparable period.
Horizon Europe-Africa. Net sales decreased $7.2 million, or 7.9%, to $83.7 million due primarily to unfavorable foreign currency translation. On a constant currency(1) basis, net sales decreased $1.9 million, or 2.0%, primarily resulting from a decrease of $1.5 million related to the divestiture of a non-core business during the first quarter of 2019. Operating profit for the quarter was $1.6 million, which represented a $57.3 million improvement over the prior year comparable period. Results for the second quarter of 2018 included a goodwill impairment charge of $55.7 million. Adjusted operating profit(2) decreased to $1.6 million, or 1.9% of net sales, as compared to $2.6 million, or 2.9% of net sales, during the prior year comparable period.
Horizon Asia-Pacific. Net sales decreased $3.9 million, or 11.2%, to $30.6 million, due to unfavorable currency translation and a decrease in OE sales. On a constant currency(1) basis, net sales decreased by 6.2%, primarily due to lower shipment volumes in the OE channel. Operating profit decreased 5.8% to $4.4 million, but improved to 14.4% of net sales, primarily due to manufacturing cost savings from operating efficiency projects. Adjusted operating profit(2) decreased to $4.7 million, or 15.3% of net sales, as compared to $4.9 million, or 14.1% of net sales, during the prior year comparable period.

Summary
“We continue to examine our sales trends, market share and customer relationships and remain intensely focused on simplifying our business and unwinding unnecessary and unprofitable business complexity to improve our customer service experience,” Bizon stated.
“In the first quarter, we successfully executed a term loan amendment and second lien term loan, which included our commitment to reduce our First Lien Term Loan by $100 million by mid-next year. To proactively address this commitment, we engaged an investment banking firm to initiate the formal process to explore strategic alternatives, including the sale of our Asia-Pacific business segment. We are currently in active discussions with potential buyers and believe it is probable that we will complete the transaction prior to the May 15, 2020 date by which we are required to reduce our First Lien Term Loan,” Bizon continued.
“As we look across our global business, we remain one team with one goal, focused on providing the best products and service to our customers, and ultimately driving improved financial results through the successful completion of our turnaround.” Bizon concluded.

Conference Call Details
Horizon Global will host a conference call regarding second quarter 2019 earnings on Thursday, August 8, 2019 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (877) 270-2148 and from outside the U.S. at (412) 902-6510. Please use the conference identification number 10133962.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.
A replay of the call will be available on Horizon Global’s website or by phone by dialing (877) 344-7529 and from outside the U.S. at (412) 317-0088. Please use the conference identification number 10133962. The telephone replay will be available approximately two hours after the end of the call and continue through August 22, 2019.

About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Australia and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to quality, innovation and operational excellence. The Company’s mission is to utilize technology to develop and deliver best-in-class products with superior on-time performance for our customers, engage our employees and create value for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Hayman Reese, Reese, ROLA, Tekonsha, and Westfalia. Horizon Global has approximately 4,200 employees in 37 facilities across 18 countries.
For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company’s ability to regain compliance with the NYSE’s continued listing standards and maintain such compliance; the Company’s leverage; liabilities imposed by the Company’s debt instruments; the Company’s ability to meet its covenants in the agreements governing its debt, including the requirement to reduce its first lien term loan, or obtain any amendments or waivers thereto; the Company’s ability to successfully complete the sale of its Asia-Pacific business segment; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions, including the impact of any tariffs, quotas or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of our Action Plan, including the actual amount of savings and timing thereof; the success of our business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company's exposure to product liability claims from customers and end users, and the costs associated therewith; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

(2)
Please refer to “Company and Business Segment Financial Information,” which details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.  Further, the Company presents adjusted operating profit excluding these Special Items to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,760	$27,650
Receivables, net of allowance for doubtful accounts of approximately $4.4 million and $5.1 million at June 30, 2019 and December 31, 2018, respectively.	137,660	108,340
Inventories	177,830	173,690
Prepaid expenses and other current assets	9,250	9,690
Total current assets	341,500	319,370
Property and equipment, net	97,830	102,280
Operating lease right-of-use assets	72,220	—
Goodwill	12,700	12,660
Other intangibles, net	71,900	78,050
Deferred income taxes	2,510	2,690
Other assets	6,080	6,300
Total assets	$604,740	$521,350
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$166,760	$13,860
Accounts payable	111,800	123,130
Short-term operating lease liabilities	13,190	—
Accrued liabilities	71,250	65,820
Total current liabilities	363,000	202,810
Long-term debt	238,780	350,650
Deferred income taxes	13,160	14,150
Long-term operating lease liabilities	59,020	—
Other long-term liabilities	19,100	19,960
Total liabilities	693,060	587,570
Total Horizon Global shareholders' deficit	(85,240)	(63,720)
Noncontrolling interest	(3,080)	(2,500)
Total shareholders' deficit	(88,320)	(66,220)
Total liabilities and shareholders' equity	$604,740	$521,350

Horizon Global Corporation
Condensed Consolidated Statements of Operations
(Unaudited - dollars in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net sales	$223,160	$233,340	$432,820	$450,150
Cost of sales	(179,110)	(185,770)	(356,690)	(364,130)
Gross profit	44,050	47,570	76,130	86,020
Selling, general and administrative expenses	(37,010)	(55,740)	(78,540)	(103,920)
Impairment of goodwill and intangible assets	—	(55,700)	—	(99,130)
Net gain (loss) on dispositions of property and equipment	10	(270)	1,470	(380)
Operating profit (loss)	7,050	(64,140)	(940)	(117,410)
Other income (expense), net	400	(6,610)	(5,210)	(7,730)
Interest expense	(15,430)	(6,190)	(26,370)	(12,140)
Loss before income tax	(7,980)	(76,940)	(32,520)	(137,280)
Income tax (expense) benefit	(160)	9,780	(1,240)	12,360
Net loss	(8,140)	(67,160)	(33,760)	(124,920)
Less: Net loss attributable to noncontrolling interest	(60)	(230)	(580)	(480)
Net loss attributable to Horizon Global	$(8,080)	$(66,930)	$(33,180)	$(124,440)
Net loss per share attributable to Horizon Global:
Basic	$(0.32)	$(2.68)	$(1.31)	$(4.98)
Diluted	$(0.32)	$(2.68)	$(1.31)	$(4.98)
Weighted average common shares outstanding:
Basic	25,282,791	25,017,725	25,235,704	24,990,573
Diluted	25,282,791	25,017,725	25,235,704	24,990,573

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(unaudited - dollars in thousands)

	Six months ended June 30,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(33,760)	$(124,920)
Adjustments to reconcile net loss to net cash used for operating activities:
Net (gain) loss on dispositions of property and equipment	(1,470)	380
Depreciation	9,320	8,240
Amortization of intangible assets	3,460	4,140
Impairment of goodwill and intangible assets	—	99,130
Amortization of original issuance discount and debt issuance costs	9,900	3,870
Deferred income taxes	(30)	(1,850)
Non-cash compensation expense	940	1,210
Paid-in-kind interest	4,370	—
Increase in receivables	(32,330)	(40,450)
(Increase) decrease in inventories	(10,630)	530
(Increase) decrease in prepaid expenses and other assets	(940)	1,510
(Decrease) increase in accounts payable and accrued liabilities	(360)	12,590
Other, net	2,770	260
Net cash used for operating activities	(48,760)	(35,360)
Cash Flows from Investing Activities:
Capital expenditures	(6,630)	(7,790)
Net proceeds from sale of business	4,970	—
Net proceeds from disposition of property and equipment	1,580	140
Net cash used for investing activities	(80)	(7,650)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	14,100	2,630
Repayments of borrowings on credit facilities	(840)	(8,670)
Proceeds from Second Lien Term Loan, net of issuance costs	35,520	—
Repayments of borrowings on First Lien Term Loan, inclusive of transaction costs	(10,090)	(3,940)
Proceeds from ABL Revolving Debt, net of issuance costs	60,340	66,110
Repayments of borrowings on ABL Revolving Debt	(72,080)	(13,510)
Proceeds from issuance of Series A Preferred Stock	5,340	—
Proceeds from issuance of Warrants	5,380	—
Other, net	(10)	(210)
Net cash provided by financing activities	37,660	42,410
Effect of exchange rate changes on cash	290	(80)
Cash and Cash Equivalents:
Decrease for the period	(10,890)	(680)
At beginning of period	27,650	29,570
At end of period	$16,760	$28,890
Supplemental disclosure of cash flow information:
Cash paid for interest	$11,750	$7,550
Cash paid for taxes	$4,950	$3,770

Horizon Global Corporation
Condensed Consolidated Statements of Shareholders’ Equity
(Unaudited - dollars in thousands)

	Common Stock	Common Stock Warrants	Paid-in Capital	Treasury Stock	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Horizon Global Shareholders’ Deficit	Noncontrolling Interest	Total Shareholders’ Deficit
Balance at January 1, 2019	$250	$—	$160,990	$(10,000)	$(222,720)	$7,760	$(63,720)	$(2,500)	$(66,220)
Net Loss	—	—	—	—	(25,100)	—	(25,100)	(520)	(25,620)
Other comprehensive income, net of tax	—	—	—	—	—	140	140	—	140
Shares surrendered upon vesting of employees; share based payment awards to cover tax obligations	—	—	(10)	—	—	—	(10)	—	(10)
Non-cash compensation expense	—	—	350	—	—	—	350	—	350
Issuance of Warrants	—	5,380	—	—	—	—	5,380	—	5,380
Balance at March 31, 2019	$250	$5,380	$161,330	$(10,000)	$(247,820)	$7,900	$(82,960)	$(3,020)	$(85,980)
Net Loss	$—	$—	$—	$—	$(8,080)	$—	$(8,080)	$(60)	$(8,140)
Other comprehensive income, net of tax	$—	$—	$—	$—	$—	$(130)	$(130)	$—	$(130)
Non-cash compensation expense	$—	$—	$590	$—	$—	$—	$590	$—	$590
Issuance of Warrants	$—	$5,340	$—	$—	$—	$—	$5,340	$—	$5,340
Balance at June 30, 2019	$250	$10,720	$161,920	$(10,000)	$(255,900)	$7,770	$(85,240)	$(3,080)	$(88,320)

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

We evaluate certain costs, expenses, other charges, gains or income, collectively described as “Special Items,” that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Horizon Americas
Net sales	$108,920	$108,080	$204,420	$204,300
Operating profit (loss)	$9,490	$2,570	$7,990	$(2,540)
Special Items to consider in evaluating operating profit (loss):
Severance	$(260)	$3,660	$(200)	$4,350
Restructuring	$540	$1,420	$1,310	$2,510
Distribution center inefficiencies & fines	$—	$2,990	$—	$5,100
Adjusted operating profit	$9,770	$10,640	$9,100	$9,420

Horizon Europe-Africa
Net sales	$83,670	$90,840	$165,840	$177,900
Operating profit (loss)	$1,580	$(55,690)	$(1,610)	$(100,780)
Special Items to consider in evaluating operating profit (loss):
Severance	$20	$1,180	$10	$1,560
Acquisition & integration costs	$—	$240	$—	$660
Impairment of goodwill and other intangibles	$—	$55,700	$—	$99,130
Restructuring	$(10)	$1,000	$(1,410)	$1,450
Product liability recall claims	$—	$—	$4,320	$—
Brink transaction and termination costs	$—	$180	$—	$660
Adjusted operating profit	$1,590	$2,610	$1,310	$2,680

Horizon Asia-Pacific
Net sales	$30,570	$34,420	$62,560	$67,950
Operating profit	$4,400	$4,670	$9,780	$9,060
Special Items to consider in evaluating operating profit:
Severance	$210	$70	$210	$70
Acquisition & integration costs	$—	$20	$—	$20
Restructuring	$—	$100	$—	$100
Operating Segment Disposition	$70	$—	$70	$—
Adjusted operating profit	$4,680	$4,860	$10,060	$9,250

Corporate Expenses
Operating loss	$(8,420)	$(15,690)	$(17,100)	$(23,150)
Special Items to consider in evaluating operating loss:
Acquisition & integration costs	$—	$(360)	$—	$50
Brink transaction and termination costs	$—	$8,940	$—	$9,810
Debt issuance costs	$700	$—	$1,920	$—
Board transition support	$760	$—	$1,450	$—
CEO separation costs & severance	$—	$2,750	$—	$2,750
Other	$(320)	$—	$200	$—
Operating Segment Disposition	$1,320	$—	$1,320	$—
Adjusted operating loss	$(5,960)	$(4,360)	$(12,210)	$(10,540)

Total Company
Net sales	$223,160	$233,340	$432,820	$450,150
Operating profit (loss)	$7,050	$(64,140)	$(940)	$(117,410)
Total Special Items to consider in evaluating operating profit (loss)	$3,030	$77,890	$9,200	$128,220
Adjusted operating profit (loss)	$10,080	$13,750	$8,260	$10,810

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

This appendix details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of net income (loss) and earnings (loss) per share under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted net income (loss) and adjusted diluted earnings (loss) per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net loss attributable to Horizon Global, as reported	$(8,080)	$(66,930)	$(33,180)	$(124,440)
Impact of Special Items to consider in evaluating quality of income (loss):
Impairment of goodwill and other intangibles	—	55,700	—	99,130
Terwa construction disposition	—	—	3,630	—
Severance	(30)	4,920	10	5,980
Board transition support	760	—	1,450	—
Product liability recall claims	—	—	4,320	—
Restructuring	530	2,520	(100)	4,070
Acquisition & integration costs	—	(110)	—	720
Debt issuance costs	700	—	1,930	—
Brink transaction and termination costs	—	13,620	—	15,600
Distribution center inefficiencies & fines	—	2,990	—	5,100
CEO separation costs & severance	—	2,750	—	2,750
Operating Segment Disposition	1,380	—	1,380	—
Other	(320)	—	200	—
Tax impact of Special Items	(90)	(6,390)	(1,370)	(7,900)
Adjusted net loss attributable to Horizon Global	$(5,150)	$9,070	$(21,730)	$1,010

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Diluted loss per share attributable to Horizon Global, as reported	$(0.32)	$(2.68)	$(1.31)	$(4.98)
Impact of Special Items to consider in evaluating quality of EPS:
Impairment of goodwill and other intangibles	—	2.23	—	3.97
Terwa construction disposition	—	—	0.14	—
Severance	—	0.20	—	0.24
Board transition support	0.03	—	0.06	—
Product liability recall claims	—	—	0.17	—
Restructuring	0.02	0.10	—	0.16
Acquisition & integration costs	—	—	—	0.03
Debt issuance costs	0.03	—	0.08	—
Brink transaction and termination costs	—	0.54	—	0.62
Distribution center inefficiencies & fines	—	0.12	—	0.21
CEO separation costs & severance	—	0.11	—	0.11
Operating Segment Disposition	0.05	—	0.05	—
Other	(0.01)	—	—	—
Tax impact of Special Items	—	(0.26)	(0.05)	(0.32)
Impact of change in dilutive shares outstanding due to Special Items	—	—	—	—
Adjusted loss per share attributable to Horizon Global	$(0.20)	$0.36	$(0.86)	$0.04

Weighted average shares outstanding, diluted, as reported	25,282,791	25,017,725	25,235,704	24,990,573
Dilution effect on adjusted net income	—	266,876	—	307,834
Diluted weighted-average shares outstanding, as adjusted	25,282,791	25,284,601	25,235,704	25,298,407

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three months ended June 30, 2019				Six months ended June 30, 2019
	Horizon Americas	Horizon Europe-Africa	Horizon Asia-Pacific	Consolidated	Horizon Americas	Horizon Europe-Africa	Horizon Asia-Pacific	Consolidated
Revenue growth as reported	0.8%	(7.9)%	(11.2)%	(4.4)%	0.1%	(6.8)%	(7.9)%	(3.8)%
Less: currency impact	(0.1)%	(5.9)%	(5.0)%	(3.1)%	(0.2)%	(7.1)%	(6.2)%	(3.8)%
Revenue growth at constant currency	0.9%	(2.0)%	(6.2)%	(1.3)%	0.3%	0.3%	(1.7)%	—%